UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

Triad Guaranty Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road
Winston-Salem, North Carolina 27104
(Address of principal executive offices) (zip code)

(336) 723-1282
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

 On December 1, 2009, Triad Guaranty Inc. (the “Company”) and its wholly owned subsidiary, Triad Guaranty Insurance Corporation (“TGIC” and, together with the Company, “Triad”), completed the sale of Triad’s information technology and operating platform (the “Asset Sale”) to Essent Guaranty, Inc. (“Essent”).  Essent has acquired all of Triad’s proprietary mortgage insurance software and substantially all of Triad’s supporting hardware, as well as certain other assets, in exchange for up to $30 million in cash and the assumption by Essent of certain software contractual obligations.

In connection with the closing of the Asset Sale, Triad and Essent entered into a services agreement (the “Services Agreement”) on December 1, 2009, pursuant to which Essent is required to provide Triad with ongoing information systems maintenance and services, customer services, policy administration support, disaster recovery services and business continuity planning (the “Base Services”), as well as certain technology development services (the “Technology Development Services” and, together with the Base Services, the “Services”) to assist Triad in managing the voluntary run-off of its existing in-force book of business.  Following an initial 120-day grace period from the effective date of the Services Agreement, failure by Essent to render the Services to Triad at specified service level standards set forth in the Services Agreement may result in penalties including service fee credits for Triad and Triad’s right to terminate the Services Agreement.

In exchange for the Base Services provided to Triad during the first year of the Services Agreement, Triad will pay Essent a monthly service fee of $416,500 plus certain incremental costs and expenses incurred by Essent.  After December 1, 2010, Triad will pay Essent a monthly service fee for Base Services calculated based on the product of (x) the arithmetic average of the number of mortgage insurance policies in force on the last day of the applicable month and the number of mortgage insurance policies in force on the last day of the month immediately preceding the applicable month, and (y) an annual service cost divided by 12.  In addition, during the first year of the Services Agreement Essent is required to provide Technology Development Services to Triad for a fee equal to $103,500 per month plus certain incremental costs and expenses incurred by Essent.  Following December 1, 2010, Essent will provide Technology Development Services to Triad for a monthly fee calculated based on the product of (x) the arithmetic average of the number of mortgage insurance policies in force on the last day of the applicable month and the number of mortgage insurance policies in force on the last day of the month immediately preceding the applicable month, and (y) an annual technology development cost divided by 12.

As Triad progresses through run-off, its need for Technology Development Services may decline or become unnecessary.  If, from and after December 1, 2011, Triad determines that it no longer requires some or all of the Technology Development Services, Triad may at its option elect to reduce or terminate the Technology Development Services without penalty and with a corresponding reduction of fees payable by Triad under the Services Agreement upon at least 90 days prior written notice to Essent.  Subject to the mutual agreement of Triad and Essent, Triad may source and obtain additional Technology Development Services from Essent in excess of the minimum hours provided for in the Services Agreement.

The Services Agreement has an initial term of five years (the “Initial Term”) and an aggregate minimum monthly fee of $150,000 for the Services during the Initial Term.  At the end of the Initial Term, the Services Agreement will automatically renew for ten successive one-year terms (each, an “Extension Term”), unless Triad notifies Essent of its intent not to renew, at a fee level not to exceed the total dollar amount of fees paid by Triad in the fourth year of the Services Agreement, adjusted for inflation and any change in the number of Triad’s outstanding mortgage insurance policies in force or differences in the services requested by Triad, and on such other terms and conditions as may be mutually agreed upon by the parties.  After December 1, 2019, the Services Agreement may only be extended upon the mutual consent of the parties.  Within 90 days prior to the end of the Initial Term and any Extension Term, Essent and Triad will work together in good faith to negotiate a mutually agreeable transaction structure resulting in the acquisition by Essent or one of its affiliates of TGIC’s remaining assets and liabilities (a “Fundamental Transaction”).

On December 1, 2009, the parties placed in escrow for the benefit of Triad the computer program object code, source code and documentation relating to the proprietary mortgage insurance software developed by Triad and purchased by Essent pursuant to the Services Agreement (the “Escrowed Material”).  Pursuant to the terms of the Services Agreement, Essent will, on a monthly basis until December 1, 2014 and thereafter on an annual basis until the end of the Term, place in escrow an updated “snapshot” of the then-current version of the Escrowed Material.  Upon the occurrence of certain events, including Essent’s failure to regularly update the Escrowed Material as required by the Services Agreement, a material uncured breach of the Services Agreement by Essent or Essent’s bankruptcy or ceasing of operations (each, a “Release Event”), Triad will be granted a worldwide, royalty-free perpetual right and license to use the Escrowed Material solely for its internal business purposes.

The Services Agreement will automatically terminate upon the earlier of (i) the expiration of the Initial Term or any Extension Term if Triad has provided at least 90 days notice of its intent not to renew, (ii) December 1, 2019, (iii) the closing of a Fundamental Transaction, or (iv) 90 days following a Release Event.  In addition, the Services Agreement may be terminated by (i) Essent, in the event Triad breaches certain non-solicitation obligations in connection with the Asset Sale, (ii) Triad, in the event Essent fails to render services to Triad at the service level standards specified in the Services Agreement, or (iii) either party, in the event of a material breach of the Services Agreement by the other party, which breach is not cured within 60 days of notice thereof.

If the Services Agreement is terminated for any reason other than the closing of a Fundamental Transaction or Triad’s material breach of the Services Agreement, Essent and Triad will cooperate with each other to develop a plan to effect the expeditious release of the Escrowed Material to Triad and the transition of the Services then being provided to Triad by Essent to Triad or to its designee (the “Exit Plan”).  The cost of implementing the Exit Plan will be borne by Triad unless the Services Agreement is terminated as a result of a material uncured breach of the Services Agreement by Essent or Essent’s failure to render Services to Triad in accordance with the service level standards specified in the Services Agreement, in which case Essent will be responsible for the payment of the costs associated with any Essent personnel needed to implement the Exit Plan and all out-of-pocket fees, costs, expenses and other amounts incurred by either party in conjunction with the implementation of the Exit Plan. Essent’s costs for expenses for the implementation of the Exit Plan shall in no event exceed (i) $400,000 for internal costs for programmer/analyst time, and (ii) $400,000 for external costs, provided that in the event external costs exceed $400,000 Essent and Triad will split equally such costs in excess of $400,000.

The foregoing summary of the terms of the Services Agreement, and the representations, warranties and covenants contained therein, were made only for the purposes of the Services Agreement, are between and among the parties to it, as of specific dates, and are not intended to modify or supplement any factual disclosures contained in Triad’s public reports filed with the Securities and Exchange Commission.  The Services Agreement is subject to contractual limitations agreed to by the parties as well as contractual standards of materiality that may differ from those generally applicable to investors, and the provisions of the Services Agreement may reflect various allocations of risk that may differ from similar provisions in other agreements and in some cases may have been qualified by disclosures that were made by each party to the other and not reflected in the Services Agreement.

A copy of the Company’s press release announcing the completion of the Asset Sale is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)

Exhibit Number                                           Description

99.1	Press release dated December 1, 2009, announcing completion of the sale of Triad’s information technology and operating platform to Essent Guaranty, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

December 1, 2009	/s/ Kenneth S. Dwyer
Kenneth S. Dwyer Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number                                           Description

99.1	Press release dated December 1, 2009, announcing completion of the sale of Triad’s information technology and operating platform to Essent Guaranty, Inc.